Exhibit 10.1

Shanghai Pudong Development Bank

Agreement for Short Term Loan

To: Shanghai Pudong Development Bank _____ branch No: 76012009281547

Client: Henan Kaifeng Desheng Boiler Co., Ltd
Address: 12 Gongyuan Road, Kaifeng City
Tel: 0378-2996132
Fax : 0378-2993260
Date of Application: Aug.14, 2009
Contact with Client: Hao Genfa (signature)
Contac with Financing Bank: (signature)

Our company hereby irrevocably applies for the short term loan as circulating fund from your bank under the following articles of the agreement:

I The indispensable item

[X] The agreement is signed as a financing document attached to the Agreement for Financing Amount (No.___ ); after the agreement comes into effect, all of its items will be integrated to and part of the Agreement for Financing Amount (In the event the client has signed an Agreement for Financing Amount with financing bank, please choose the option and write down number of the Agreement for Financing Amount);

[X] The agreement is a separate credit document signed between client and financing bank (In the event the client fails to sign an Agreement for Financing Amount, please choose the option);

[X] The loan stated in the agreement is used for paying off the existing debt, which the guarantor has known well. Original agreement: _______Signing Date: _______No: ____ (In the event the loan is used for paying off the existing debt, the option must be chosen)

II Description about the loan

(If the interest rate and penalty rate of interest about the loan have been agreed in the Agreement for Financing Amount, relevant blanks in the agreement are permitted to be left unfilled)

Types of short term loans:

A.[X]  Short term loan with fixed term
B. [  ]  Short term loan with no fixed term

Currency	Amount	Type	Date of	Due	Interest	Interest	Penalty	Penalty Rate
			Drawing	Date(Period)	Rate	Settlement	Rate of	of Interest for
							Interest	Embezzlement
for
							Overdue
RMB	20,000,000.00	loan	Aug.14,2009	Aug.13,2010	5.841%	By month	7.5933%	11.682%

Note for Repayment		Repay in lump sum at maturity day.

Notes: the RMB interest rate is based on annual interest rate and the floating rate should be given with the clear indication of its floating cycle. The short term loan with fixed term should be given with its due date and the due date of short term loan with no fixed term mentioned in the agreement as the deadline.

III Description about the guarantee
(If the guarantee has been reached in the Agreement for Financing Amount, relevant blanks in the agreement are permitted to be left unfilled) Guarantor: Henan Kaifeng Desheng Boiler Co., Ltd

Type of guarantee     [X] Mortgage    [  ] Pledge     [  ] Assurance

IV General Clauses

The client hereby confirms that the following clauses for loan have been read and agreed:

1.

After the financing bank has signed the agreement, except that the loan has been granted to the client in accordance with the agreement, it has the right to cancel the granting of loan agreed in the agreement at any time.

2.

Type of interest payment: except otherwise stated therein, the interest in the agreement will be daily calculated paid off together with the principal.

3.

Document submitted: the client must submit the following documents to the financing bank or meet relevant requirements before withdrawal; however, the financing bank has no obligations to examine the authenticity of the documents.

(1)

The latest articles of incorporation, copies of business license;

(2)

The decisions of Board of Directors for the client to sign the agreement and its attached financing documents (in the event the articles of incorporation of the client gives restrictions on the signing right of the legal representative);

(3)

The authorization of representative from the client and signature of the representative;

(4)

The agreement with legal signature of the client;

(5)

The withdrawal date agreed by the client should be the business day of the financing bank;

(6)

If the loan in the agreement is guaranteed, the guarantee document should be signed and come into effect before withdrawal;

(7)

The documents and/or conditions requests by the financing bank at any time;

4.

If the dates of withdrawal and repayment are not the business days of the bank, the dates should be postponed to next business days and the interest should be counted within in the postponed days.

5.

Repayment advance and acceleration of maturity: as for the short-term loan with no fixed terms, the client can repay advance at any time before the deadline; for the short term loan with fixed term, unless the bank has informed the client about the acceleration of maturity, the client must apply for the writing permission from the bank and compensate all the costs or losses of the bank caused by the repayment advance if the client repays advance. The repayment advance should be treated as the acceleration of maturity. The financing bank has the right to inform the client about the acceleration of maturity at any time without explanations, and then the client must repay the loan immediately.

6.

Tax: except otherwise stated in laws, the client has to deduct the relevant taxes out of the repayment according to laws, otherwise, all the amount agreed in the agreement must be paid off without any deduction. If the client has to deduct the relevant taxes according to laws, the client should pay additional amount to the bank so that the bank can get full amount specified in the agreement without any deduction.

7.

Statements and warranties: the client should make the following statements and warranties, and the statements and warranties are treated as the necessity whenever the financing bank grants loans to the client according to the agreement:

(1)

The client must be an entity registered legally in China (excluding Hong Kong, Macao and Taiwan, similarly hereinafter). It should have the right to sign the agreement and all the relevant documents, take any necessary corporate actions to assure the validity, effect and compulsory fulfillment of the agreements and relevant documents;

(2)

The signing and fulfillment of the agreement shall not violate the other signed contracts and documents, articles of incorporation, applicable laws and administrative provisions, certain documents and verdicts from relevant authorities, other obligations and arrangements of the client.

(3)

Client, its any shareholders and associate companies have never involved in the similar legal procedures such as liquidation, bankruptcy, reformation, merger, incorporation, branch, dissolution, closure, discontinuance and so on; And have no any conditions leading to such procedures;

(4)

The client has been never involved in economic, civil, criminal and administrative lawsuit and similar arbitration procedures which will exert serious influence on the client; there shall be no conditions for the client to be involved in the proceedings or similar ones;

(5)

Legal representative, director, supervisor, executives and major capitals of the client have never been involved in compulsory implementation, being sealed, detention, being frozen and lien or supervised; and they have no conditions leading to the measures;

(6)

The client must clarify all financial statements comply with China’s laws and regulations, which shall be true, integral and judicial to reflect its financial status; during the signing and fulfillment of the agreement, the client must make sure that the materials, documents and information about guarantee and itself submitted to the bank, must be true, effective, correct and integral without any concealment and omission;

(7)

The client shall carry out its business in line with the regulations and laws; it must conduct business based on the regulations stated in its business license and legal scope of business; besides, it should handle annual check formalities in time;

(8)	The client shall assure that there will be no such conditions and affairs that can or may cause serious negative influence on its contractual capability.

8.	Commitments: The client must make following commitments:

(1)	The client should fully comply with and fulfill the obligations in the agreement;

(2)

According to the clauses in the agreement, the client shall repay the principal, interest and relevant costs; it should get and abide by all the legal approvals, authorizations, registrations and permissions, meanwhile, keep them valid so that it can legally sign and fullfill the obligations in the agreement and relevant documents; at the request of the bank, the client shall issue relevant certificates in time.

(3)

In the event the client has known that it is involved in the economic, civil, criminal and administrative lawsuit procedures with serious negative influence or its major capital is concerned with any official measures such as compulsory implementation, being sealed, detention, being frozen and lien, it should inform the bank in writing form about the influence and remedial measures taken or to be taken in details within five business days;

(4)

Without the written permission from the financing bank, the client has no right to repay the large amount of debts for a third- party (except the financing bank), or take the guarantee responsibility for others;

(5)

Without the written permission from the financing bank, the client has no right to own large amount of debts and contingent liability, plan to provide preferential guarantee for any forms of debts belonging to a third-party or itself in any form; from the date of signing to the end of repayment in the agreement, without the written permission from the financing bank, the client has no right to:

a.	Undergo the procedures or similar procedures such as liquidation, bankruptcy, reformation, merger, incorporation, dissolution, closure and so on;

b.	Sell, hire, donate, transfer or deal with its major capital in any form except the daily business necessary;

c.	Reconstruct its stock ownership;

d.	Sign contracts/agreements or take responsibilities that can cause serious negative influence on its ability to fulfill the agreement.

(6)

When the guarantee in the agreement meets special conditions or has to be changed, the client should provide other guarantees up to the requirement of the bank. The special conditions and changes include but not limited to out of service, dissolution, removal of business license, applying or being applied for reconstruction and bankruptcy, serious changes in operation and finance, being involved in serious lawsuits or arbitrations where its legal representatives, directors, supervisors or executives are involved in, the values of things guaranteed are or may be reduced, measures are taken for attachment, noncompliance against the agreement found or the contracts requested for cancellation.

(7)

Under the requirements of the bank, the client should handle the notarization with effect of compulsory implementation in the pubic notary office appointed by the bank, bear the cost and accept the compulsory implementation willingly;

(8)	The client should inform the bank of the events that will influence its capability to fulfill the obligations under the agreement and the relevant documents.

9.

Expenses and costs: as for the expenses on the modification, signature, compulsory implementation, notarization and registration of any document, the client should make compensation to the bank at the request of the bank. Except those stated for the bank to pay, the client should pay the stamp tax and other taxes of the agreement and the relevant documents.

10.

Interest penalty: with regard to the unpaid due, from the due date to the date payment, the client should pay the interest penalty to the bank. The interest penalty should be calculated daily on the sum unpaid (including interest). The interest penalty (including embezzlement punitive interest, if applicable) should be settled monthly with compound interest by month.

11.

Authorized repayment and offset: the client hereby authorizes the financing bank on behalf of the client to use the sum (regardless of the kind of currency) in its account for the repayment of the debts when the client repays no due loan whether or not the debts belong to those under the agreement; the authorization is irrevocable; regarding to the currency conversion, the bank will adopt the conversion rate determined by itself with the risk taken by the client.

12.

Acknowledgement of debt: according to the constant standard business rules, the bank will keep a set of accounting statements and vouchers in the book of account that is related to the business under the agreement. Except obvious errors, the client should treat the accounting statement and document as valid proofs for its debts.

13.

Transfer: the client has no right to transfer the rights or obligations in the agreement to others. The financing bank has the right to transfer the rights and obligations in the agreement to a third party, disclose any relevant information to a third-party which include any information offered by the client and guarantors for the agreement.

14.

Information disclosure: the client agrees: in addition to the disclosure permitted in article 13, the financing bank can disclose all the relevant information of the agreement to headquarters, branches, related organizations and the staffs in the organizations; meanwhile, the disclosures, which are in line with the requirements of laws and regulations of supervision departments, government agencies and judicial organs, are also permitted.

15.

Default: the defaults include the following conditions: the client violates the statements and commitments in the agreement, or the statements and commitments in it are not true, incorrect, incomplete and inaccurate or have been violated; it violates or refuses to fulfill the commitments and the regulations in the agreement; the conditions undergoing in the company of the client threaten the security of the loan; the guarantors violate the rules agreed in the guarantee documents. If any condition mentioned above happens, the financing bank has the right to claim the acceleration of the maturity for the loan and the client shall compensate for all the losses of the bank including attorney fee.

16.

Special agreement for group client: in the event the client of the agreement is a group, the client hereby agrees: (1) the client should report timely the related transaction conditions about over 10% net assets of the concrete fiduciary, including: a. Relationship of trading parties; b. Project and nature of transaction; c. Transaction sum or corresponding proportion; d. Policy of pricing (including transaction with no sum or only token payment); (2) If the fiduciary has one of the following conditions, the client will be taken as violating the contract, and the financing bank has the right to cancel the credit extension from the client, take back partial or full credit extension or demand the client to add 100% guarantee fund: a. Provide fake materials or hide key operation and financial activities; b. with the permission of the financing bank, the purpose under credit extensions is changed, peculate or engage in illegal or violating transaction under the credit; c. utilize fake contracts with associated parties, take bills receivable, account receivable or other obligatory right (which have no trading actually) for discounting or pledge to cheat for fund or credit from the bank; d. Refuse the supervision and check on the use and financial activities of the credit funds by the financing bank; e. Serious merger, reconstruction or recombination occur, which the bank thinks will threaten the safety of the credit funds; f. evade the claimable assets on purpose through associated transaction.

17.	Other clauses agreed:

18.

Applicable laws and jurisdiction: the agreement will be governed by laws and regulations of the Peoples’ Republic of China (excluding Hong Kong, Macao and Taiwan). Any disputes arising out of the agreement will be handled by the People’s Court at the location of the bank, which owns exclusive jurisdiction.

19.

Address for lawsuit: the client confirms that as for any proceedings under the agreement, any summons and notification relating to the proceedings shall be sent to the address specified at the beginning of the agreement, which will taken as actual arrival of the files, without written notification to the bank, the address mentioned above shall not be changed.

20.

Separation of articles, any failure, illegality or unable to exercise forcefully of articles in the agreement shall not influence the validity, effect and implementation of other articles in the agreement.

21.

During the validity of the agreement, the financing bank may give extension or delay to take actions against violating behaviors of the client, which shall not damage or restrict the bank to enjoy any rights and benefits as debtee under the agreement, and not be taken as connivancy to the noncompliances of the client, and even not as the bank has given up the rights to take actions against the noncompliances.

22.	Consistency of financing sum: If the Agreement for Financing Amount (if applicable, including any alteration valid) conflict with the agreement, the agreement shall prevail.

23.

Signing: The agreement is made in quadruplication, the client holds one copy, and the financing bank holds three copies, which will come into effect on the date when it is affixed with seals of signatures of legal representatives/principals of two parties.

The column for signature

     The two parties confirm that all articles of the agreement have been explained and discussed in details, both have no doubt about the agreement, and get correct and accurate understanding on the definitions of rights, obligations and responsibilities in the agreement.

Client: Henan Kaifeng Desheng Boiler Co., Ltd (Seal)
Legal representative/agent: (Seal)
Financing Bank: Shanghai Pudong Development Bank Zhengzhou Branch (Special Seal for Loan Contract)
Legal representative/agent: (Seal)